Exhibit 10.3

ADVISORY BOARD MEMBER AGREEMENT

This advisory board member agreement (the “Agreement”), effective as of December 18, 2019, is between Trulieve Cannabis Corp., a corporation existing under the laws of the Province of British Columbia (“Trulieve”), and Susan Thronson, an individual resident in California (the “Advisory Board Member”).

RECITALS:

(a)

Trulieve is a vertically integrated “seed-to-sale” company and is the first and largest fully licensed medical cannabis company in the State of Florida. Trulieve also operates in California, Massachusetts and Connecticut (the “Business”);

(b)

The subordinate voting shares of Trulieve (the “Subordinate Voting Shares”) are listed on the Canadian Securities Exchange under the symbol TRUL and trade on the OTCQX Best Market under the symbol TCNNF;

(c)

Trulieve wishes to retain the services of the Advisory Board Member as an independent consultant to act as an advisor to the board of directors (the “Board”) of Trulieve, and the Advisory Board Member has agreed to act as an advisor to the Board, on the terms and conditions set out below.

IN CONSIDERATION of the mutual promises and agreements set forth and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), Trulieve and the Advisory Board Member agree as follows:

Section 1 Services.

Trulieve appoints the Advisory Board Member, and the Advisory Board Member agrees to act, as an advisor to the Board on the terms and conditions of this Agreement. The Advisory Board Member will provide Trulieve and the Board with advice and assistance with respect to the oversight of the management of the business and affairs of Trulieve, as requested by the Board, including, without limitation: the Board’s review of the Trulieve budget and business plan, corporate strategy and strategic initiatives, the adequacy of Trulieve’s internal controls, the monitoring of financial results, and the review of senior management compensation and succession planning matters (collectively, the “Services”).

The Advisory Board Member shall provide the Services in a faithful, diligent, honest and professional manner. Without limiting the generality of the foregoing, the Advisory Board Member will exercise his or her powers and discharge his or her duties conscientiously, honestly, in good faith and in the best interests of Trulieve, and will exercise the degree of care, diligence and skill of a reasonably prudent person would exercise in comparable circumstances. The Advisory Board Member may not utilize a subcontractor or other third party to perform the Services without the prior written consent of Trulieve.

The Advisory Board Member and Trulieve agree that the terms of this Agreement also apply to the Advisory Board Member in respect of Services provided to Trulieve’s subsidiaries, with the exception of consideration payable under Section 4 which shall be considered the aggregate amount payable for Services provided to both Trulieve and its subsidiaries.

Section 2 Independent Status of Advisory Board Member.

(1)

The Advisory Board Member is a self-employed independent Advisory Board Member and is not an employee or agent of Trulieve. Neither this Agreement, nor the Services provided hereunder, shall create any employer/employee, master/servant, partnership, joint-venture, principal/agent, or any other relationship between Trulieve and the Advisory Board Member, except that of independent contractor. Neither Trulieve nor its agents or representatives shall have any right to control or direct the manner or means by which the Advisory Board Member performs the Services, other than as required by law.

(2)

The Advisory Board Member is under no obligation to provide the Services during any particular period of hours, days or weeks, or for any particular number of hours a day, or for any particular number of days a week. The Advisory Board Member is under an obligation to spend the requisite time and effort necessary to fulfill his or her obligations to Trulieve.

(3)

The Advisory Board Member agrees that if any person shall desire the services provided by the business of Trulieve, the Advisory Board Member shall direct such person to obtain the services from Trulieve and shall not contract directly with such person with respect to the services which constitute the Business of Trulieve. The parties agree that it is their intention to enter into an independent contractor relationship and only an independent contractor relationship. Neither Trulieve nor the Advisory Board Member has the authority to bind the other, nor make any representations on behalf of the other.

Section 3 Deductions and Remittances.

(1)

As the Advisory Board Member is not an employee of Trulieve, and will not be treated as such by Trulieve for any purpose, including but not limited to, federal, state or provincial income tax purposes, Trulieve has no responsibility to make deductions for withholdings for income taxes, employment insurance premiums, Canada Pension Plan premiums or other payroll taxes. Further, Trulieve has no responsibility to make deductions for, or to pay, benefits including health, dental, life insurance, pension costs, Workplace Safety and Insurance premiums, disability insurance premiums, or any other similar benefits or charges with respect to the Advisory Board Member. The Advisory Board Member is responsible for all of the foregoing payments or remittances.

(2)

The Advisory Board Member shall comply with all applicable municipal, state, provincial and federal laws, regulations and by-laws in respect of the performance of the Services, and agrees to comply, in particular, with all applicable tax laws.

Section 4 Fees.

The Advisory Board Member shall be paid a consulting fee as follows:

(1) Cash Compensation. The Advisory Board Member shall be paid an annual retainer fee equal to $36,000.

(2) Options. The Advisory Board Member will be granted options equal in value to $150,000 (the “Options”) to acquire Subordinate Voting Shares pursuant to the terms and conditions of the Trulieve Stock Option Plan, such Options to be granted with (i) an exercise price equal to the closing price of the Subordinate Voting Shares on the trading day immediately prior to the date such Options are granted, and (ii) an expiry date that is 10 years following the date of the grant. Vesting of the Options shall be based on Trulieve’s standard policy in effect at the date of the grant (currently, Trulieve options vest equally over 2 years, on January 1 of each year).

Section 5 Effective Date and Term.

The effective date of this Agreement is [DATE] (the “Effective Date”). This Agreement will continue from the Effective Date until the date this Agreement is terminated (the “Termination Date”) in accordance herewith (the “Term”).

Section 6 Termination.

The Advisory Board Member serves at the pleasure of the Board and may be terminated by motion of the Board immediately at any time without prior notice or entitlement to further compensation. The Advisory Board Member may also resign at any time, without any obligation to provide Trulieve with advanced notice of his or her intention to do so. Sections 2, 3(3), 10, 11, 12, 13, 14, 15, 16, 18, 21, 23 and 25 of this Agreement, and such other provisions necessary to give effect thereto, will survive termination.

Section 7 No Benefits.

Being an independent contractor, the Advisory Board Member shall not be entitled to employment benefits upon the termination of this Agreement nor is the Advisory Board Member eligible for any company benefits or other perquisites from Trulieve, including but not limited to, disability coverage, vacation pay, health or dental coverage, minimum wage or workplace safety and insurance coverage.

Section 8 Advisory Board Member’s Expenses and Costs.

The Advisory Board Member will be reimbursed for all reasonable and necessary expenses actually and properly incurred in the course of performing the Advisory Board Member’s duties in accordance with Trulieve’s policies, including, without limitation, all travel expenses, parking and all entertainment expenses.

Section 9 Compliance with Laws.

The Advisory Board Member will observe and comply with all applicable laws (including applicable securities laws), ordinances, codes and regulations, including the policies of all stock exchanges or quotation systems on which any of the securities of Trulieve are listed or quoted from time to time. The Advisory Board Member further agrees to comply with, and be bound by, all of Trulieve’s policies on insider trading and confidentiality. The Advisory Board Member shall be responsible for obtaining and maintaining all necessary registrations, licenses and permits in connection with the provision of the Services.

Section 10 Business Ethics.

The Advisory Board Member will not pay or make available any gratuity, bonus, commission, advantage, discount, bribe, loan, salary, fee or any other gift or consideration to any Trulieve employee, officer, director, supplier or customer, nor to any governmental authority, court, tribunal, police agency or administrative body, or favour any such individual with party, entertainment, services or goods in relation to the provision of the Services or any of the business terms of this Agreement. Furthermore, the Advisory Board Member will comply fully with any Business Ethics Guidelines that Trulieve may issue and make known to the Advisory Board Member from time to time.

Section 11 Indemnification.

Trulieve will indemnify and save harmless the Advisory Board Member from and against all any and all losses, damages, costs and expenses, and hold the Advisory Board Member harmless from and against all claims, liabilities, demands, actions, causes of action, lawsuits and proceedings that may be made or brought against or suffered by the Advisory Board Member, or which the Advisory Board Member may suffer or incur as a result of, in respect of or arising out of, the performance of the Services, save and except for such claims, demands, actions, lawsuits or proceedings arising out of the negligence, improper activities or wilful misconduct of the Advisory Board Member or any breach of this Agreement, provided that: (a) the Advisory Board Member acted honestly and in good faith with a view to the best interests of Trulieve; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Advisory Board Member had reasonable grounds for believing that the conduct in question was lawful.

Section 12 Non-Competition.

During the Term and for a period of 12 months following the Termination Date, the Advisory Board Member acknowledges and agrees that he or she will not, without first obtaining the written consent of Trulieve, regardless of the circumstances or reasons for such termination, within the United States, either:

(a)

directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, syndicate, association or other entity, whether as officer, director, employee, principal shareholder (except for an equity share investment to the extent of less than 5% in a corporation) or any other capacity whatsoever, carry on, engage or attempt to carry on or attempt to engage in, enter into or be financially interested in any businesses, works, services or activities which are directly competitive with the business and operations of Trulieve (a “Competitive Business”) or render services in connection with, the development or provision of a Competitive Business; or

(b)

enter into or engage in employment with or act as an independent contractor for, any person or other firm, partnership, corporation, syndicate, association or other entity in connection with the development or provision of a Competitive Business.

Section 13 Non-Solicitation

The Advisory Board Member shall not, directly or indirectly, on his own behalf or on behalf of any future employer or client, during the Term of this Agreement and for a period of 12 months following the Termination Date, without first obtaining the written consent of Trulieve, regardless of the circumstances or reasons for such termination:

(a)	directly or indirectly hire any officer or employee of Trulieve known by the Advisory Board Member to be an officer or employee of Trulieve to perform services for a Competitive Business;

(b)

directly or indirectly solicit, divert, induce or influence or attempt to solicit, divert, induce or influence any officer or employee of Trulieve known by the Advisory Board Member to be an officer or employee of Trulieve to seek or accept employment with a Competitive Business; or

(c)

interfere with the relationship between Trulieve and any supplier to Trulieve who the Advisory Board Member knows to be a supplier to Trulieve, or encourage any supplier of Trulieve who the Advisory Board Member knows to be a supplier of Trulieve to discontinue or reduce its relationship with Trulieve.

Section 14 Non-Disparagement.

The Advisory Board Member will not engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including without limitation the repetition or distribution of derogatory rumours, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of Trulieve or its management.

Section 15 Confidential Information and Non-Disclosure.

The Advisory Board Member acknowledges that in the course of performing the Services the Advisory Board Member will have access to and be entrusted with non-public, confidential and/or proprietary information, both written (including electronically) and oral, detailing the business, affairs, operations, finances, prospects and plans of Trulieve, as well as that of other entities (collectively herein referred to as “Confidential Information”). The Advisory Board Member further acknowledges the competitive value and proprietary nature of the Confidential Information and agree that the Confidential Information will not be used by him or her in any way in competition with or detrimental to Trulieve. The Advisory Board Member agrees to (i) hold in confidence all Confidential Information, (ii) not use any such Confidential Information, except to advance the interests of Trulieve, and (ii) not disclose such Confidential Information to any third parties. Each of Trulieve and the Advisory Board Member agrees that the obligation of confidentiality with respect to the Confidential Information will not include information that:

(a)	has become, through no act or failure to act on the part of Advisory Board Member, generally known or available to the public;

(b)	has been acquired by the Advisory Board Member without any obligation of confidentiality before receipt of such information from Trulieve;

(c)	has been furnished to the Advisory Board Member by a third party without, to the Advisory Board Member’s knowledge, as applicable, any obligation of confidentiality;

(d)	is information that the Advisory Board Member can reasonably document was independently developed by or for the Advisory Board Member;

(e)

is required to be disclosed pursuant to law, regulation or by order of a court of competent jurisdiction, provided that the Advisory Board Member will, to the extent reasonably practicable under the circumstances, promptly notify Trulieve of the Confidential Information to be disclosed and of the circumstances in which the disclosure is alleged to be required prior to disclosure so that Trulieve may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement;

(f)	is disclosed with the prior written consent of Trulieve; or

(g)	is disclosed for the purpose of enforcement of this Agreement.

Section 16 Ownership of Work Products.

The Advisory Board Member will treat as belonging solely and exclusively to Trulieve, and will fully and promptly disclose and assign to Trulieve, without additional compensation, all ideas, discoveries, inventions, trade-marks, contributions and improvements (whether or not patentable, trademarkable or copyrightable) which: (i) in any way relate to Trulieve’s business or interests; (ii) result from the Services performed by Advisory Board Member for Trulieve; or (iii) are made, conceived or reduced to practice by the Advisory Board Member, alone or with others, while providing Services to Trulieve.

Section 17 Publicity.

Trulieve shall, without the prior written approval of the Advisory Board Member, have the right to use the name, biographical information and picture of the Advisory Board Member on the Trulieve website and for Trulieve marketing, public disclosure documents and shareholder communication materials.

Section 18 Other Services.

The Advisory Board Member hereby represents and warrants that he or she is not subject to any other non-disclosure, non-competition, non-solicitation or confidentiality agreement or obligation that would prevent the Advisory Board Member from performing the Services. Subject to Sections 12, 13 and 14 of this Agreement, the parties understand and agree that the Advisory Board Member may from time to time provide services, including services that might be similar to the Services, to persons other than Trulieve.

Section 19 Return of Property.

Promptly upon the reasonable request of Trulieve at any time, and promptly without Trulieve’s request after this Agreement terminates, the Advisory Board Member will deliver to Trulieve all documents and other material or property in the Advisory Board Member’s possession or control that belong to Trulieve or that pertain to Trulieve’s business or that contain, reveal or embody any of the Confidential Information.

Section 20 Independent Legal Advice.

The Advisory Board Member confirms Trulieve has encouraged the Advisory Board Member to seek independent legal advice regarding this Agreement and its effect, and the Advisory Board Member has obtained independent legal advice or has voluntarily chosen not to do so.

Section 21 Governing Law.

This Agreement shall be interpreted, enforced and governed pursuant to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and both parties submit to the exclusive jurisdiction of the Courts of the Province of British Columbia.

Section 22 Entire Agreement.

This Agreement sets forth the entire agreement between the parties hereto and supersedes any and all prior agreements or understandings (whether oral or written) between the parties pertaining to the subject matter hereof.

Section 23 Successors and Assigns.

This Agreement may not be assigned by either party without the other party’s prior written consent. This Agreement shall be binding on the Advisory Board Member’s heirs, executors, administrators and assigns, and shall enure to the benefit of Trulieve’s successors and assigns.

Section 24 Counterparts.

This Agreement may be signed in counterparts, and all signed counterparts taken together will constitute this Agreement. Any party may deliver a signed counterpart signature page electronically.

Section 25 Miscellaneous.

In the event that any of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Time shall be of the essence of this Agreement. No waiver by Trulieve of any right Trulieve has under this Agreement shall act, unless expressly so stated, as a waiver of any other or future rights of Trulieve hereunder. Similarly, no waiver by the Advisory Board Member of any right the Advisory Board Member has under this Agreement shall act, unless expressly so stated, as a waiver of any other or future rights of the Advisory Board Member hereunder.

In witness whereof, the parties have executed this Agreement as of the date reflected below.

TRULIEVE CANNABIS CORP.

/s/ Susan Thronson
Susan Thronson